Exhibit 99.1

Investor Release
FOR IMMEDIATE RELEASE	FOR MORE INFORMATION CONTACT:
05/16/2022	Investors:	Mike Cieplak, investor.relations@us.mcd.com
	Media:	Jesse Lewin, jesse.lewin@us.mcd.com

McDonald’s To Exit from Russia
Company initiates process to sell its Russian business, seeks to include future employment for Russian employees as part of terms

CHICAGO, IL – After more than 30 years of operations in the country, McDonald’s Corporation announced it will exit the Russian market and has initiated a process to sell its Russian business. This follows McDonald’s announcement on March 8, 2022, that it had temporarily closed restaurants in Russia and paused operations in the market.

The humanitarian crisis caused by the war in Ukraine, and the precipitating unpredictable operating environment, have led McDonald’s to conclude that continued ownership of the business in Russia is no longer tenable, nor is it consistent with McDonald’s values.

As part of McDonald’s decision to exit, the Company is pursuing the sale of its entire portfolio of McDonald’s restaurants in Russia to a local buyer. The Company intends to initiate the process of “de-Arching” those restaurants, which entails no longer using the McDonald’s name, logo, branding, and menu, though the Company will continue to retain its trademarks in Russia. McDonald’s priorities include seeking to ensure the employees of McDonald’s Russia continue to be paid until the close of any transaction and that employees have future employment with any potential buyer.

McDonald’s President and Chief Executive Officer, Chris Kempczinski, said, “We have a long history of establishing deep, local roots wherever the Arches shine. We’re exceptionally proud of the 62,000 employees who work in our restaurants, along with the hundreds of Russian suppliers who support our business, and our local franchisees. Their dedication and loyalty to McDonald’s make today’s announcement extremely difficult. However, we have a commitment to our global community and must remain steadfast in our values. And our commitment to our values means that we can no longer keep the Arches shining there.”

McDonald’s restaurants in Ukraine remain closed while the Company continues to pay full salaries for its employees in the country and continues to support local relief efforts led by Ronald McDonald House Charities. Across Europe, the McDonald’s System is supporting Ukrainian refugees through food donations, housing and employment.

As a result of its exit from Russia, the Company expects to record a charge, which is primarily non-cash, of approximately $1.2-1.4 billion to write off its net investment in the market and recognize significant foreign currency translation losses previously recorded in shareholders’ equity.

Financial Information

The Company reaffirms its prior 2022 Outlook with the following updates:
•The Company expects operating margin to be in the 40% range as a result of the charge for Russia. Excluding impairment and other strategic charges, the Company expects adjusted operating margin to be in the mid-40% range.
•Excluding the closure of all restaurants in Russia, the Company expects:
◦net restaurant unit expansion will contribute about 1.5% to 2022 Systemwide sales growth in constant currencies.
◦over 1,300 net restaurant additions in 2022.
•The Company expects 2022 capital expenditures to be approximately $2.1 to $2.3 billion.

About McDonald’s
McDonald’s is the world’s leading global foodservice retailer with more than 39,000 locations in over 100 countries. Approximately 95% of McDonald’s restaurants worldwide are owned and operated by independent local business owners.

Forward-Looking Statements
This document contains forward-looking statements about future events and circumstances. Generally speaking, any statement not based upon historical fact is a forward-looking statement. In particular, statements regarding McDonald’s plans, strategies, prospects and expectations regarding its business and industry are forward-looking statements. They reflect McDonald’s expectations, are not guarantees of performance and speak only as of the date hereof. Except as required by law, McDonald’s does not undertake to update such forward-looking statements. You should not rely unduly on forward-looking statements. McDonald’s business results are subject to a variety of risks, including those that are described in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 and subsequent filings with the Securities and Exchange Commission.